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                                                                    EXHIBIT 10.5

                              SUBLICENSE AGREEMENT
                              --------------------


This Sublicense Agreement is made as of the       day of December, 1996 by and
between FRANCHISE ASSOCIATES, INC., a Delaware corporation (hereinafter "FAI") and DOWNEAST FROZEN DESSERTS, L.L.C. a Delaware Limited Liability Company, (hereinafter "Licensee").

WHEREAS, FAI has received a license from Howard Johnson Company, Inc. (hereinafter "HJ"), a Delaware corporation and a wholly-owned subsidiary of Prime Motor Inns, Inc., to use certain service marks, trade names, trademarks, letters patent, licensed works and the copyrights therein, and trade secrets, all in accordance with that certain Service Mark and Trademark License Agreement and that certain Patent, Copyright and Trade Secret License Agreement between HJ and FAI, and that certain Definitive Agreement between Marriott Family Restaurants, Inc., HJ, FAI, and others, all of which agreements are dated May 22, 1986 and are incorporated herein by reference (hereinafter, collectively, the "License Agreements"), and copies of which are herewith provided and initialed by the parties hereto;

WHEREAS, FAI desires to sublicense to Licensee certain rights received by FAI under the License Agreements, and Licensee desires to obtain such rights; and

WHEREAS, HFS Incorporated, previously known as Hospitality Franchise Systems, Inc. ("Hospitality") is the successor in interest of HJ with respect to certain of HJ's rights and obligations under the License Agreements;

NOW, THEREFORE, FAI and Licensee, in consideration of the mutual agreements and promises contained and expressed herein and for other good and valuable consideration acknowledged by each of them to be satisfactory and adequate, do hereby agree as follows:

1.   DEFINITIONS

     (a)  "Licensed Trademarks" shall mean those marks set forth in Exhibit A.

     (b) "Licensed Trade Secrets" shall mean all recipes and formulae contained in Exhibit B attached hereto together with recipes and formulae specified by FAI from time to time for products made using ice cream, yogurt, sherbet, lites/ice milk and frozen ice.

     (c) "Licensed Products" shall mean those products which are made using the Licensed Trade Secrets.
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     (d)  "Licensed Territory,, shall mean the United States, excluding
          Florida and Puerto Rico.

     (e) "Licensed Works" shall mean those literary and pictorial works, graphic works of applied art, sound recordings and the copyrights therein and the copyright registrations therefor which are related solely to HOWARD JOHNSON food products.

     (f) "Licensed Labels and Advertising" shall mean all packaging, labels, advertising and promotional material and other media forms of advertising which contain or make reference to one or more of the Licensed Trademarks.

     (g)  "Day(s)" shall mean calendar day or days.

     (h) "Related Parties" or "Affiliates" shall mean with respect to any party, any person or entity controlled by, in control of, or under common control with such party, whether directly or indirectly.

     (i)  "Agreement" shall mean this Agreement.

          "Prime Purchase and Ancillary Agreement" shall mean the Prime Asset Purchase Agreement between Marriott Corporation and HJ Acquisition Corp., dated September 23, 1985, including the Ancillary Agreement attached thereto.

2.   GRANT OF SUBLICENSES

     (a) To the extent that FAI now has or may later acquire the right to do so, FAI hereby grants to Licensee exclusive license to manufacture, market and deliver all Licensed Products in the Licensed Territory and the exclusive license to use the Licensed Trademarks to identify Licensed Products in the Licensed Territory, subject to the rights of FAI, Hospitality, and Marriott Corporation and their Related Parties and grantees under the terms of the Prime Purchase and Ancillary Agreement and the License Agreements.

          Licensee may also use the Licensed Trademarks to identify new products in the Licensed Territory in accordance with the following provisions:

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          In the event that Licensee wishes to use the Licensed Trademarks to identify a new product, Licensee shall submit to FAI a written request identifying the proposed new product (hereinafter a "New Product"), together with the recipe or formula that Licensee proposes to use and a sample of the proposed New Product, together with the proposed Licensed Labels to be used in connection with such New Product. FAI shall give Licensee written notice of its approval or disapproval, together with the reasons therefor, within fifteen (15) days after receipt of the request from Licensee. FAI's approval shall not be unreasonably withheld. Licensee, when practical, shall also submit, prior to use by Licensee, all proposed advertising of any New Product for review by FAI.

          If FAI approves the New Product, FAI shall, within five (5) working days of its approval, notify Hospitality of its approval and provide Hospitality with all documentation provided by Licensee relating to the New Product. Hospitality shall give FAI and Licensee written notice of approval or disapproval, together with the reasons therefor, within twenty (20) days after receipt of the notification from FAI. Hospitality will approve unless Hospitality believes its approval will adversely affect the image, reputation or business of Hospitality and presents reasons which satisfy that standard.

          In connection with such New Products, Licensee shall provide to FAI and Hospitality any additional information reasonably requested by either, provided that if any request for additional information occurs within the approval periods described above for each party, each approval period will extend for a one time twenty (20) day extension after the receipt of such information by either FAI or Hospitality.

          All New Products developed by Licensee approved in accordance with this Paragraph 2(a) shall be owned by Licensee and shall be deemed to be Licensed Products subject to the provisions of this Agreement. Notwithstanding the foregoing, FAI shall continue, after the expiration or termination of this Agreement, to have a non-exclusive right to manufacture and deliver such New Products, using Licensee's formulae or recipes therefor, and to identify such New Products with the Licensed Trademarks.

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     (b)  To the extent that FAI now has or may later acquire the right to do so, FAI hereby grants to Licensee the exclusive license to use the Licensed Trade Secrets in the Licensed Territory for the sole purpose of manufacturing the Licensed Products. No other use may be made of the Licensed Trade Secrets.

     (c) To the extent that FAI now has or may later acquire the right to do so, FAI hereby grants to Licensee a non exclusive license to use and make use of the Licensed Works in the Licensed Territory for the Licensed Products, including but not limited to the right to reproduce, to distribute, to perform and/or display publicly, and to prepare derivative works from the Licensed Works.

     (d) Licensee shall not have the right to use any Licensed Trademark as all or part of the name of any company, partnership, or any other entity.

     (e) Licensee shall have the right to use the Licensed Trademarks, Licensed Works and Licensed Trade Secrets only in the manner and to the extent specifically permitted by this Agreement. No right, title or interest in and to the Licensed Trademarks, Licensed Works or Licensed Trade Secrets, except for the right to use the same as and only to the extent specifically permitted under this Agreement, is or will be transferred to Licensee by this Agreement. Without limiting the foregoing: (i) Licensee shall not have the right to use any variation of the Licensed Trademarks without the prior written approval of FAI and Hospitality, which approval may be withheld by FAI or Hospitality in its sole discretion. In the event that approval is granted for the use of any variation of a Licensed Trademark, such mark shall become a Licensed Trademark owned by Hospitality and governed by the terms of this Agreement; (ii) Licensee shall not have the right to use, in association with the Licensed Trademarks, any mark other than a Licensed Trademark without the prior written approval of FAI and Hospitality, which approval may be withheld by FAI or Hospitality in its sole discretion; (iii) Licensee shall not, without the prior written approval of FAI and Hospitality, which approval may be withheld by FAI or Hospitality in its sole discretion, have the right to use any form of Licensed Labels or Advertising containing any Licensed Trademarks except as shown on

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          Exhibit C attached hereto or which has been expressly authorized in writing by Hospitality. Licensee may make such changes in Licensed Labels and Advertising as may be required by governmental rules or regulations and to accommodate for changes in product content approved by Hospitality and FAI.

     (f) Licensee recognizes that Hospitality may request changes in existing Licensed Labels and Advertising of the Licensed Trademarks. If such changes are requested in writing, Licensee shall adopt such changes (or, in the alternative, discontinue further production of the Licensed Products) as soon as practical, not to exceed one (1) year from the date of such request by Hospitality. Upon any such request, FAI shall request of Hospitality, in writing, that Hospitality reimburse Downeast for all costs Downeast incurs in connection with complying with any and all changes to the Licensed Labels and Advertising of the Licensed Trademarks requested by Hospitality, it being understood that Hospitality has no obligation to pay such costs.

3.   OWNERSHIP

     (a) Except as hereinafter provided, the licenses herein granted by FAI: are without warranty or representation whatsoever; include only whatever right, title and interest FAI has acquired from HJ under the License Agreements or later acquires; and are subject to whatever claims, if any, third parties may have now or in the future. Licensee shall bear the risks, if any, that accompany the right to use the Licensed Trademarks, Licensed Works and Licensed Trade Secrets. FAI does represent and warrant to Licensee that:

          (i) FAI is the "Licensee" under the aforementioned Service Mark and Trademark License Agreement and the Patent, Copyright and Trade Secret License Agreement and accordingly has the right and authority to enter into this Sublicense Agreement and perform its terms;

          (ii) to the knowledge of FAI, none of the Licensed Trademarks or Trade Secrets has been adjudged invalid or unenforceable;

          (iii) FAI's right to use the Licensed Trademarks to identify the Licensed Products in the Licensed Territory is not encumbered by any lien, charge or encumbrance

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          except the security interest granted to Hospitality as security for the performance of its obligations as "Licensee" under the Agreements referred to in Paragraph 3(a)(i) hereof;

          (iv) To the knowledge of FAI, Hospitality has succeeded to all rights in or to the Licensed Trademarks and Licensed Works; and

          (v) To the knowledge of FAI, FAI is not in default under any contract or other obligation with or to Hospitality which would threaten the continued existence of its License(s) granted in the License Agreements. FAI agrees to promptly provide Licensee with any notice of termination or notice threatening termination of any such License(s).

          Where used in this Agreement, "To the knowledge of FAI" shall be limited to the knowledge of Arthur Barrett and Barbara Leveroni.

     (b) Licensee shall not disclose to any third party -- i.e., one who is not an employee or agent of Licensee -- at any time either during or subsequent to the Term of this Sublicense Agreement, any of the Licensed Trade Secrets without the prior written consent of FAI. Licensee shall require all of its employees, agents, sublicensees and any other party to whom the Licensed Trade Secrets are to be disclosed to agree to maintain the confidentiality of the Licensed Trade Secrets. If any of the Licensed Trade Secrets is ever finally determined by a court of competent jurisdiction not to rise to the level of a trade secret, such information, formula, recipe, or process will be considered to be confidential information (hereinafter "Licensed Confidential Information") and the confidentiality requirement discussed above will be deemed to be modified to the extent that Licensee shall be under an obligation, and will impose such obligation on their respective employees, agents, and any other person to whom disclosure of any of the Licensed Confidential Information has been permitted and made, not to disclose any Licensed Confidential Information to the full extent allowed by applicable law.

     (c) Licensee acknowledges that it has read and understands the provisions contained in Paragraphs 4(b), (c), (d), (e) and (f) of said Service Mark and Trademark License

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          Agreement between HJ and FAI, and to the extent applicable, agrees to perform and be bound by the obligations of "Licensee" in said paragraphs. All references in said paragraphs to "Licensed Marks" shall mean "Licensed Trademarks".

     (d) Licensee shall use all reasonable commercial efforts to (i) ensure that the prices of the Licensed Products shall at all times be competitive and (ii) to market, distribute and maximize the sale thereof. For the first year of the Term, Licensee agrees to maintain prices of bulk ice cream at levels in effect on November 15, 1996 except that such prices may be increased during said first year to the extent that the cost of material or packaging increases by more than ten percent (10%) over the cost in effect on November 15, 1996.

     (e) To the extent that FAI may legally do so and Licensee is in compliance with its obligations under this Agreement, FAI shall use all reasonable commercial efforts to cause each Howard Johnson's Restaurant in the Licensed Territory to purchase Licensed Products from Licensee but only for so long as Licensee provides for the timely delivery of Licensed Products to any such Restaurant and the quality and prices of such Licensed Products are competitive.

     (f) Throughout the Term of this Agreement, Licensee shall sell at least the following quantities of non-bulk ice cream, yogurt, sherbet and other frozen desserts or novelty items which are Licensed Products:

          (i)   for the first year of the Term, 61,000 gallons;

          (ii)  for the second year of the Term, 77,000 gallons;

          (iii) for the third year of the Term, 89,000 gallons; and

          (iv)  for the fourth year of the Term, 100,000 gallons.

     (g) Notwithstanding the exclusion of Florida from the Licensed Territory, Licensee shall supply non-bulk Licensed Products to Florida according to demand therefor from the date of commencement of the Term until the date occurring sixty (60) days after written notice from FAI to cease such supply. Such supply shall be subject to all terms, conditions and obligations of this Agreement, except that the freight charges for all

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          orders of Licensed Product to be shipped to Florida may be adjusted by
          Downeast for the size and frequency of shipment.

4.   ROYALTIES
     ---------

     (a) In consideration of the sublicenses granted hereby, Licensee shall pay to FAI the greater of: (i) the sum of $15,000.00 per year; or (ii) the Licensed Product royalties paid under Paragraph 4(b) during each year of the Term. If said Licensed Product royalties are less than $15,000 during any such year, Licensee shall pay FAI the difference within thirty (30) days after the end of such year.

     (b) Licensee agrees to pay to FAI a royalty ("Royalty") of Four Percent (4%) of all "Sales" (as herein defined) of all Licensed Products of all bulk ice cream products (eg. Three (3) gallon containers) and Two Percent (2%) of all non-bulk ice cream products. Licensee further agrees to pay to FAI a Royalty of Two Percent (2%) of all "Sales" (as hereinafter defined) of products other than Licensed Products ("Non-Licensed Products") made by Licensee, its Affiliates or Subcontractors to (i) FAI and its Affiliates and (ii) to franchisees of FAI. "Sales" as used herein shall mean the gross invoice prices less "bill backs" (as known in the ice cream industry) and returns. A sale shall be deemed to be made when the amount of the Sale is collected by Licensee.

     (c) Sales royalties shall be due and payable within thirty (30) days after the end of each calendar month with respect to Sales made during the month. A written royalty statement for each calendar month setting forth the Sales shall accompany each payment. An opening inventory and closing inventory of the Licensee certified by a corporate officer of Licensee to be true and complete with, if available, a computer summary of all applicable invoices for Sales, of returns and bill backs and of inventories of Licensed Products during that period shall also be delivered by the Licensee to FAI within thirty (30) days after the end of each calendar quarter. Acceptance of payments or statements shall not be deemed to be a waiver of any of FAI's rights.

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     (d)  Licensee agrees to keep at its principal office, all invoices relating to Licensed Products and Non-Licensed Products subject to royalty payment hereunder and a separate record of its Sales and inventories of the Licensed Products and Non-Licensed Products subject to royalty payment hereunder in a suitable record form, in sufficient detail to enable FAI to determine or verify the Sales, royalties due and inventories of the Licensed Products and further agrees that it will permit such invoices and records to be examined and copied by FAI and its auditors at reasonable times during ordinary business hours to the extent necessary to verify the Sales, royalties due and inventories of the Licensed Products. Notwithstanding the foregoing, FAI may not disclose to others any information deemed confidential by Licensee. Such records shall not be destroyed before expiration of two (2) years after the submission of any royalty statement relating thereto, or in the event that FAI questions the payment during such two year period, until such dispute is resolved.

5.   MARKETING
     ---------

     (a) Licensee shall pay FAI a Marketing Fee of $2,500.00 per year ("Marketing Fee"), such payment to be made in monthly installments of $208.33 at the same time as royalties are paid to FAI. FAI shall contribute to the Marketing Fee the sum of $2,500.00 per year. FAI shall use the Marketing Fee exclusively to promote the sale of Licensed Products to Howard Johnson's Restaurants.

     (b) Commencing April 1, 1997 and annually on April lst each year thereafter during the Term of this Agreement, Licensee shall submit to FAI a marketing plan ("Marketing Plan") to promote the sale of non-bulk Licensed Products, and Licensee and FAI shall jointly review each such Marketing Plan.

6.   QUALITY CONTROL AND STANDARDS OF QUALITY
     ----------------------------------------

     (a) All Licensed Products will meet uniform standards of high quality and appearance and will be produced in strict accordance with the Licensed Trade Secrets. No change in the formula or recipe of any Licensed Trade Secret shall be made without FAI's prior written consent. In the event of any such change Licensee shall immediately provide FAI with such changed formula or recipe. Licensee shall annually manufacture, market and

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          deliver a minimum of four (4) special and/or holiday flavors of ice cream products, each of which shall be subject to the approval of FAI and Hospitality as provided in Section 2(a) of this Agreement.

     (b) In the event Licensee is allowed to use the Licensed Trademarks to identify new varieties of existing Licensed Products or New Products in accordance with Paragraph 2(a) above, such new varieties and New Products shall be produced in compliance with all quality control standards contained herein and pursuant to recipes submitted to FAI. All Licensed products shall be manufactured and produced in accordance with all applicable local, state, and federal health standards, laws, and regulations and in accordance with high standards of cleanliness and health safety in the food manufacturing industry.

     (c) To control and monitor effectively the quality of the Licensed Products, FAI or Hospitality may: purchase at its expense a representative number of any such Licensed Products found in the marketplace that in FAI's or Hospitality's judgment are inconsistent with quality standards as contained herein; require Licensee to furnish to FAI or Hospitality for testing at any time and at Licensee's expense a reasonable number of such Licensed Products; and inspect, during regular business hours, the premises of all facilities operated by Licensee for the manufacture and distribution of the Licensed Products.

     (d) If Hospitality determines, in its sole discretion, or FAI determines, in its reasonable opinion, that any of the Licensed Products (i) do not meet the quality standards for such Licensed Products, (ii) present a health or safety risk to the public or (iii) will damage the image and/or goodwill of the Licensed Trademarks, FAI or Hospitality may demand that Licensee take all reasonable steps to recall all such Licensed Products. In such event, Licensee shall comply with said quality standards and eliminate any such health or safety risk for such recalled Licensed Products before permitting further distribution thereof.

           (i) If Licensee fails to take all reasonable steps to comply with such demand, FAI or Hospitality, in the sole discretion of either, shall have the right to terminate Licensee's

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              rights to use the licensed Trademarks, Licensed Works and
              Licensed Trade Secrets under this Agreement with respect to the non-complying products.

          (ii) If Licensee cannot reasonably comply with FAI's or Hospitality's demand as specified in this sub-paragraph (d), Licensee shall be granted only such additional time as is necessary to so comply, provided that Licensee has undertaken all reasonable steps to begin compliance and diligently continue to do so as specified in this subparagraph (d).

     (e) Licensee shall at all times remain in compliance with all applicable local, state and federal statues and regulations.

     (f) Beginning one year following the date of this Agreement and continuing every year thereafter on the anniversary hereof, Licensee shall provide to FAI and Hospitality a list of all Licensed Products manufactured or sold during the preceding 12 month period, such list to be accompanied with the formula or recipe of each such Licensed Product.

     (g) Licensee agrees that compliance with the quality standards contained herein is a material and essential condition of this Agreement and that the failure by Licensee to take actions required under this Agreement in a timely manner shall constitute a material breach of this Agreement.

     (h) FAI and Hospitality reserve the right to prohibit Licensee from using the Licensed Trademarks in any manner or in connection with any products that it believes are inconsistent with or detrimental to the HOWARD JOHNSON'S name or image.

7.   ASSIGNMENT AND SUBLICENSE
     -------------------------

     (a) Except as otherwise specifically authorized by this Agreement, Licensee shall not, without the express written consent of FAI and Hospitality, which may be granted or withheld, in the sole discretion of either, (i) assign, transfer or otherwise alienate, directly or indirectly (by operation or law or otherwise) this

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          Agreement or any of its rights or obligations hereunder or (ii)
          sublicense or subcontract any of the rights or obligations granted hereunder. Notwithstanding the foregoing, Licensee may assign this Agreement to any company which may acquire Licensee or substantially all of Licensee's assets or with which Licensee may merge provided Licensee shall have received the prior written approval of FAI and Hospitality, such approval not to be unreasonably withheld and based solely on the financial condition, experience in the food manufacturing business and professional reputation of such company.

     (b) Licensee shall not at any time engage one or more subcontractors to manufacture any Licensed Product without the prior written approval of FAI, such approval not to be unreasonably withheld and based solely on the financial condition, experience in the manufacture of ice cream products and professional reputation of such subcontractors). Notwithstanding the foregoing, Licensee may engage one or more subcontractors to manufacture one or more "Novelty Items" according to specifications or brand name approved in writing by FAI. Subcontractors manufacturing any Licensed Product bearing a Licensed Trademark must assume in writing, prior to such manufacture, all obligations of Licensee under this Agreement including, without limitation, all obligations of insurance and indemnity. "Novelty Items" consist of such items as Sundae Cups, Bars, Sticks, Cones and Sandwiches and such other similar items as from time to time specified by FAI which are made using ice cream, yogurt, sherbet, lites, ice milk or frozen ice.

     (c) Subject to the terms and conditions of the License Agreements and this Paragraph 7(c), FAI may assign its rights and/or its obligations under this Agreement provided, however, that FAI shall give Licensee written notice of any such assignment together with a right of first refusal to obtain such assignment at the price and on the terms offered by the prospective assignee, which right of first refusal, to be effective, must be accepted by delivery of written notice of acceptance to FAI within ten (10) days after Licensee's receipt of notice of assignment from FAI.

     (d) Notwithstanding any sublicense or subcontracting by Licensee of any of its rights, duties or obligations hereunder, Licensee shall remain primarily liable for

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          the performance of all obligations of every subcontractor and sublicensee.

8.   DURATION AND TERMINATION
     ------------------------

     (a) This Agreement and the license herein granted shall continue for a Term of four (4) years from the date when all conditions specified in Paragraph 22 have been satisfied ("Term"), except that FAI or Hospitality may terminate this Agreement as follows:

          (i) If Licensee assigns, sublicenses, or subcontracts any of its rights or delegates any of its duties or responsibilities under this Agreement without obtaining all consents called for herein, FAI may terminate this Agreement effective immediately upon giving notice to Licensee;

          (ii) If any of the License Agreements (upon which this Agreement is based) is validly terminated for any reason, this Agreement shall be terminated at the same time and to the same extent as the termination of any of said License Agreements;

          (iii) If FAI reasonably believes that Licensee is or will become unable to meet its relevant financial obligations when due, FAI may demand written assurance that Licensee will be able to meet any future relevant financial obligations when such obligations become due. If Licensee fails to give said assurance within five (5) business days after actual receipt of written demand, and if FAI in the exercise of its reasonable judgment believes that Licensee cannot meet its relevant obligations as they become due, FAI may terminate this Agreement effective immediately upon giving notice to Licensee;

          (iv) If and when Licensee ceases to manufacture the Licensed Products as a result of the closure of its plant(s) for the manufacture of same and does not provide for the continued supply of all Licensed Products, within thirty (30) days after such closure, by one or more subcontractors) approved in writing by FAI in

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                 accordance with the provisions of Paragraph 7(b) hereof.
                 Licensee shall be required to provide FAI with not less than one hundred twenty (120) days prior written notice of intention to close said plant(s) when closure is voluntary, at which time all licenses granted hereby shall be deemed non-exclusive and FAI shall be free to grant other licenses for the Licensed Products and to use the Licensed Trademarks with respect to same.

          (v) If Licensee fails to meet the quality standards for Licensed Products, FAI may terminate this Agreement after complying with the requirements of paragraph 6, effective thirty (30) days after giving notice of termination;

          (vi) If Licensee breaches any condition, covenant or obligation contained anywhere in this Agreement, FAI may terminate this Agreement effective thirty (30) days after giving notice of termination if Licensee fails to remedy or take such steps as are herein provided to correct any such breach within thirty
                 (30) days after FAI's notice of such breach;

          (vii) If any of the Licensed Products are not sold for eighteen (18) consecutive months in the ordinary course of business, FAI may terminate Licensee's right to use the Licensed Trademarks to identify said Licensed Product(s) not sold during such period and terminate Licensee's license to use the Licensed Trade Secrets for said Licensed Product(s), such termination to be effective thirty (30) days after giving notice of such termination; provided that such period shall not include any period of non-sale that is caused by circumstances beyond the control of Licensee; or

          (viii) If Licensee fails to use the Licensed Trademark "Howard Johnson's" for a period of twelve (12) consecutive months, in the ordinary course of business, FAI may terminate Licensee's right and license to use such

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                 Licensed Trademark effective thirty (30) days after giving notice of such termination.

     (b) This Agreement shall automatically renew for successive three (3) year Terms ("Renewal Term(s)") on the same terms and conditions as herein contained provided that the amounts and percentages specified in Paragraphs 3(f) and 4 and the amount of the Marketing Fee specified in Paragraph 5 must be mutually agreed upon for each Renewal Term, but shall never be less than the amounts and percentages during the Term. If such amounts and percentages cannot be mutually agreed upon for any Renewal Term in writing signed by FAI and Licensee, this Agreement shall not be renewed for such Renewal Term. Additionally, either party may terminate this Agreement without cause at the end of the Term or any Renewal Term by giving the other party written notice of termination at least one hundred twenty (120) days before the end of the Term or any Renewal Term.

     (c) Licensee shall continue to supply or cause to be supplied all Licensed Products in the Licensed Territory according to demand therefor up to and including the date of termination of this Agreement whether such termination results from plant closure or other condition specified in Paragraph 8(a) or from non-renewal under Paragraph 8(b).

9.        RIGHTS AND DUTIES UPON TERMINATION
          ----------------------------------

     (a) Upon termination of this Agreement for any cause (including, without limitation expiration of the Term of this Agreement), Licensee shall:
          (i) not exercise or attempt to exercise any rights or privileges hereunder; (ii) immediately discontinue the use of all Licensed Trademarks, Licensed Works and Licensed Trade Secrets and immediately cease the manufacture of all Licensed Products; (iii) immediately forward to FAI all copies of relevant documents pertaining to the Licensed Products Licensed Works, and Licensed Trade Secrets; and (iv) continue to maintain the obligations of confidentiality of the Licensed Trade Secrets or, if applicable, the Licensed Confidential Information, by not disclosing and by taking all legal action reasonably necessary to enforce the obligations imposed on its employees, agents, and other affiliates not to disclose any information pertaining to the Licensed Trade Secrets or, if applicable, the Licensed Confidential Information.

     (b) Licensee acknowledges that its failure to cease use of the Licensed Trademarks, Licensed Works and Licensed Trade Secrets and to cease the manufacture of the Licensed Products at the termination of this Agreement as provided above will result in immediate and irreparable damage to FAI, that money damages may not be an adequate remedy for the breach of such obligations and that FAI shall be entitled to injunctive relief if necessary to enforce this Agreement or any provision hereof.

     (c) Upon termination of this Agreement Licensee shall have the right to distribute and/or sell inventories of Licensed Products or components thereof and packaging materials in existence on the date of termination, but empty packaging materials bearing a Licensed Trademark may only be distributed and/or sold to a party approved by FAI, such approval not to be unreasonably withheld or delayed. Notwithstanding the foregoing, no Licensed Product or component hereof may be distributed and/or sold if same does not meet the quality standards specified herein.

10.  INSURANCE AND INDEMNITY
     -----------------------

     (a) Licensee agrees to place with a domestic United States insurance company rated A or better by A.M. Best Co., and keep in effect during the Term of this Agreement comprehensive general liability insurance (including but not limited to product liability, contractual liability and personal liability and any other type of insurance generally applicable to food manufacturing operations) all on an occurrence basis naming "HFS Incorporated,, and all Related Entities", and "Franchise Associates, Inc. , and all Related Entities" as additional insureds, with combined coverage of at least ten million dollars ($10,000,000). In the event that Licensee fails to comply with its obligations of insurance as set forth in this subparagraph 10(a), FAI or Hospitality, in the sole discretion of either, shall have the right to terminate this Agreement. The types and amount of insurance required under this subparagraph may be established, modified or increased by FAI or Hospitality as reasonably necessary and as reasonably available in the normal course of the food manufacturing business from time to time, but no more frequently than once in any calendar year.

     (b) All insurance required hereunder shall be issued for period of not less than one year. Licensee shall deliver to FAI a certificate of the insurance company issuing each such policy of insurance required herein at or prior to the commencement of the term of this Agreement, and thereafter, a renewal certificate at least ten (10) days prior to the expiration of each such policy of insurance. All certificates of insurance will grant thirty (30) days notice of cancellation to FAI and to Hospitality and will name "HFS Incorporated and All Related Entities", and "Franchise Associates, Inc. and All Related Entities" as additional insureds.

     (c) Licensee hereby agrees to indemnify and hold harmless FAI and Hospitality and their respective affiliates against and from any and all liability, damage, loss and expense resulting from claims by any person or entity arising after the date of this Agreement and arising out of Licensee's food manufacturing operations and the related sale operations licensed under this Agreement except for claims arising solely from the negligence or willful misconduct of Hospitality or its respective affiliates which occurs after the date of this Agreement, and except to the extent of claims arising from the negligence or willful misconduct of FAI which occurs after the date of this Agreement. These indemnities shall include, but shall not be limited to, personal injury claims.

     (d) FAI hereby agrees to indemnify and hold harmless Licensee and its affiliates from any and all liability, damage, loss and expense resulting from the claims of any person or entity which arise from the negligence or willful misconduct of FAI.

11.  LICENSEE'S OBLIGATION TO MANUFACTURE AND DELIVER
     LICENSED PRODUCTS
     -------------------------------------------------------------

     (a) Licensee agrees that it will manufacture and deliver or cause to be delivered by distributors a sufficient quantity of each of the Licensed Products to meet the needs of all HOWARD JOHNSON'S Restaurants, Ice Cream Shops and all other restaurants, shops or outlets operated by FAI, its Affiliates and their franchisees in the Licensed Territory, in packaging determined by FAI from time to time, as being sized and designed for sales to such restaurants, shops or outlets, provided however, that no delivery for less than $350.00 need be made by Licensee. Deliveries will be made within the time periods specified in Exhibit D, as adjusted from time to time with FAI's approval. If Licensee is unable or unwilling to comply with the requirements of this subparagraph (a), FAI may take the action spelled out in subparagraph
          (b) below, but only that action.

     (b) In the event that Licensee fails or is unwilling after thirty (30) days written notice from FAI, to manufacture or deliver or cause to be delivered any one or more of the Licensed Products, in the manner and quantity set forth in subparagraph (a) above, Licensee shall no longer have the right to manufacture and sell such Licensed Product(s) without FAI's written consent. Furthermore, FAI shall have the right to grant appropriate licenses to any other entity to manufacture such Licensed Product(s) which Licensee has failed to manufacture in accordance with subparagraph (a) above, together with the right to license said other entities to manufacture and sell such Licensed products under the Licensed Trademarks, all on such terms as FAI, in its sole discretion, shall determine.

12.  GOVERNING LAW
     -------------

     This License Agreement shall be construed in accordance with the laws of the State of Massachusetts.

13.  ENTIRE AGREEMENT
     ----------------

     This Agreement between the parties hereto sets forth the entire agreement between the parties, and fully supersedes any and all prior agreements or understandings between the parties, oral or written, pertaining to the subject matter hereof. This Agreement may not be amended or modified, in whole or in part, except by an instrument in writing duly executed by the parties.

14.  PARTIAL INVALIDITY
     ------------------

     Should any part of this Agreement, for any reason, be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that they would have executed the remaining portion of this Agreement without including therein any such portion which may, for any reason, be hereafter declared invalid; provided, however, that if such declaration of invalidity shall impair either FAI's ability to exert quality control over the Licensed Products or to receive royalties due hereunder, FAI and Licensee will in good faith attempt to negotiate an alternative provision for the portion declared invalid. If such negotiations are not successful within thirty (30) days from the date the provision is declared invalid, FAI may thereafter terminate this Agreement effective immediately upon giving written notice to Licensee. In addition, if the insurance and/or indemnification provisions contained in paragraph 10 are declared invalid for any reason, FAI or Hospitality may at any time thereafter terminate, at their option, this Agreement by written notice to Licensee.

15.  PARAGRAPH HEADINGS
     ------------------

     The paragraph headings throughout this Agreement are for convenience and reference only, and the words contained in the headings shall in no way be held to explain, modify, amplify, or aid in the interpretation, construction or meaning of the provisions of this Agreement.

16.  WAIVER OF DEFAULT
     -----------------

     Waiver by any party hereto or by Hospitality of any particular default by any other party shall not affect or impair the party's or Hospitality's rights with respect to any subsequent default of the same or a different kind; nor shall any delay or omission of any part or Hospitality to exercise any right arising from any default affect or impair the parties or Hospitality's rights as to the same or any future default.

17.  TERMINOLOGY
     -----------

     All terms and words in this Agreement, regardless of the number in which they are used, shall be deemed and construed to include any other number, singular or plural, as the context or sense of this Agreement or any paragraph or clause herein may require, the same as if such words had been fully and properly written.

18.  COUNTERPARTS
     ------------

     This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed an original, but such counterparts together shall constitute but one and the same instrument.

19.  RELATIONSHIP 0F PARTIES
     -----------------------

     Licensee is an independent contractor. Nothing herein contained shall be construed to place the parties in the relationship of joint venturers, partners, associates, or principal and agent, and both parties are acting as principals. Licensee is granted no right or authority to assume or create any obligation or responsibility for or on behalf of FAI or Hospitality or otherwise to bind FAI or Hospitality other than as may be expressly authorized by FAI or Hospitality in writing. Neither FAI nor Hospitality is granted any right or authority to assume or create any obligation or responsibility for or on behalf of Licensee or otherwise to bind Licensee other than as may be expressly authorized by Licensee in writing.

20.  SUCCESSORS AND ASSIGNS
     -----------------------

     This Agreement shall benefit and be binding upon FAI, Hospitality, Licensee and their respective legal representatives and permitted successors and assigns.

21.  SURVIVAL
     --------

     All obligations of FAI and Licensee which expressly or by their nature survive termination or expiration or transfer of this Agreement shall continue in full force and effect subsequent to and notwithstanding such termination or expiration and until they are satisfied or by their nature expire.

22.  CONDITIONS  PRECEDENT
     ---------------------

     This Term of this Agreement and the rights and obligations of the parties specified in this Agreement shall commence on such date as FAI and Licensee shall have obtained to their satisfaction:

          (i) An uncontested termination of the exclusive rights of Basic American Acquisition Corporation with respect to the Licensed Products; and

          (ii) The written consent of Hospitality Franchise Systems, Inc. to this Sublicense Agreement, such consent to be in the form contained on Page 18 hereof.

FAI agrees to use reasonable efforts to obtain as soon as reasonably possible the above mentioned termination and consent. If said termination and consent are not obtained by January 1.

1997, either party shall have the right, effective upon written notice to the other, to terminate this Agreement.

23.  NOTICES
     -------

     All notices and statements ("notices") to be given hereunder shall be given or made at the respective addresses of the parties as set forth below unless notification of a change of address is given in writing as required herein, whereupon such notice of change of address shall become effective upon actual receipt by the addressee. All notices shall be in writing and shall be given only by (i) telex with a confirmed answer back or other means of same day delivery message service with receipt confirmation; (ii) express courier service on a next day delivery basis; or (iii) registered or certified U.S. mail, postage prepaid.

FOR HOSPITALITY:
----------------

HFS INCORPORATED              Attention:  General Counsel
----------------

6 Sylvan Way
P. 0. Box 656
Parsippany, NJ  07054

FOR FAI:
--------

FRANCHISE ASSOCIATES, INC.
Attention:  Arthur P. Barrett, President
541 Main Street
So. Weymouth, MA  02190

COPY TO:
--------

John D. Dougherty, Jr.
Dougherty & Associates
60 Howe Road
Cohasset, MA  02025

FOR LICENSEE:
-------------

DownEast Frozen Desserts, L.L.C.
Attention:  Milton Namiot, President
135 Walton Street
Portland, ME  04103

COPY TO:
--------

Sanders & McDermott
234 Lafayette Road
Hampton, N.H.  03843
Attention:  Wilfred L. Sanders, Esq.

All notices shall be deemed to have been given upon the earlier of (a) actual receipt or (b) the time of dispatch if delivered by same-day delivery or sent by telex with confirmed answer back; on the day following dispatch if sent by an express courier service on a next-day delivery basis; and ten days after the date of mailing if sent by registered or certified U.S. mail, postage prepaid unless actually received earlier.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first above written.

ATTEST:                       FRANCHISE ASSOCIATES, INC.
-------



                              By:
-----------------------          ----------------------------
      , Asst. Secretary          A.P. Barrett, President



CORPORATE SEAL


                              DOWNEAST FROZEN DESSERTS, L.L.C.


                              By:
                                 ----------------------------
                                 Milton Namiot, President

-----------------------
           , Secretary

CORPORATE SEAL

                                    CONSENT
                                    -------

     HFS incorporated ("Hospitality") hereby consents to the terms of the foregoing Sublicense Agreement between Franchise Associates, Inc. ("FAI") and DownEast Frozen Desserts, L.L.C. ("Licensee"), is agreeable to all of the terms and conditions hereof and consents to FAI's entering into the same.


                                    HFS INCORPORATED


                                    By:
------------------------               ------------------------
       ,Asst. Secretary


CORPORATE SEAL

                                   EXHIBIT A

                           HOWARD JOHNSON TRADEMARKS
                           -------------------------

                               TO BE SUBLICENSED
                               -----------------

Mark                          Reg./App.No.                      Reg.Date
------------------            ------------             -----------------

HOWARD JOHNSON'S              807,579                     APRIL 26, 1966

SIMPLE SIMON PIE              537,778                  FEBRUARY 13, 1951
MAN DESIGN



THE FOLLOWING MARKS FOR "LICENSED PRODUCTS" WHETHER OR NOT
REGISTERED:

          a.   HOWARD JOHNSON'S

          b.   SIMPLE SIMON PIE MAN DESIGN